Exhibit 99.1

NextNav Inc. Reports Fourth Quarter and Full Year 2023 Results

Announced Transaction to Acquire Additional 900 MHz Spectrum Licenses

Mariam Sorond Joins as NextNav CEO

McLean, VA., March 13, 2024 – NextNav Inc. (NASDAQ: NN) (“NextNav” or the “Company”) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported financial results for NextNav’s fourth quarter and full year ended December 31, 2023.

Mariam Sorond, NextNav CEO stated, “It’s been an incredible first 100 days as the CEO of NextNav. I have met directly with our team and partners and see the potential to explore options to enhance our next generation PNT technology through optimized use of our valuable spectrum asset. In line with this strategy, we recently signed an exciting agreement to acquire additional spectrum licenses covering 4 MHz in the lower 900 MHz band. Following close, this significant transaction will bring NextNav’s combined spectrum assets, including its existing 8MHz of contiguous 900 MHz spectrum, to a total of 3.5 billion MHz-PoPs of low band spectrum.

PNT powered by low-band spectrum with optimized use is a unique and powerful opportunity to help to address many of the challenges faced by both the public and private sectors, including national security and public safety. As we move forward, we are taking a fresh look at our entire offering and considering how best to take full advantage of our valuable spectrum assets to drive growth and long-term shareholder value.”

Recent Operational Highlights

  Acquires Additional 900 MHz Spectrum Licenses: On March 11, 2024, NextNav announced it had signed an agreement to acquire spectrum licenses covering an additional 4 MHz in the lower 900 MHz band for a total purchase price of up to $50 million.  Following close, NextNav’s combined spectrum assets, including its existing 8MHz of contiguous 900 MHz spectrum, will total 3.5 billion MHz-PoPs of low band spectrum.
  Mariam Sorond Named New Chief Executive Officer: Mariam Sorond, a veteran industry leader, was appointed NextNav’s new Chief Executive Officer, effective November 29, 2023. Ms. Sorond joins NextNav with over 28 years of technical and strategy experience in the telecommunications industry, including extensive spectrum expertise and proven track record of evolving telecommunication technology and strategy.
  Appointed John Muleta to Board of Directors: NextNav announced the appointment of John Muleta to the Board of Directors, effective January 18, 2024. Mr. Muleta’s brings deep expertise in the development and implementation of wireless policies, particularly in spectrum allocation and public safety in both the private and public sectors, including previously serving as the Wireless Telecommunications Bureau Chief at the Federal Communications Commission.

Three and Twelve Months Ended December 31, 2023, Financial Highlights

  Revenue: was $1.2 million in the three months ended December 31, 2023, as compared to $803,000 in the prior year period. The increase was primarily attributable to increased recurring service revenue in the current period from technology and services contracts with commercial customers. In the twelve months ended December 31, 2023, revenue was $3.9 million, and was flat with the prior year period. There was a decrease in integration revenue which was partially offset by increased recurring service revenue from technology and service contracts with commercial customers.
  Operating Loss: was $19.9 million in the three months ended December 31, 2023, as compared to an operating loss of $14.5 million in the prior year period, primarily driven by increases in stock-based compensation expense and payroll-related expenses. In the twelve months ended December 31, 2023, operating loss was $63.5 million, as compared to an operating loss of $65.5 million in the prior year period, primarily driven by lower stock-based compensation expense which was partially offset by increase in payroll-related expenses.
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  Net Loss: was $16.4 million in the three months ended December 31, 2023, including a gain on the fair value of warrants of $5.7 million, as compared to a net loss of $12.5 million in the prior year period, including a gain on the fair value of the warrants of $1.5 million. In the twelve months ended December 31, 2023, net loss was $71.7 million, including a loss on the fair value of warrants of $4.1 million as compared to a net loss of $40.1 million in the prior year period, including a gain on the fair value of the warrants of $24.7 million.
  Balance Sheet: as of December 31, 2023, the Company had $81.9 million in cash and cash equivalents, $4.0 million in short term investments and has $48.4 million in debt net of unamortized discount attributed to transaction costs and the issuance of warrants, with a gross value of $70.0 million.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 pm ET on Wednesday, March 13, 2024.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: https://registrations.events/direct/Q4I629368796093022208 After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

A replay of the call can also be accessed via phone through March 20, 2024 by dialing (800) 770-2030 from the U.S., or (647) 362-9199 from outside the U.S. The conference I.D. number is 62936.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation positioning, navigation and timing (PNT), enabling a whole new ecosystem of applications and services that rely upon 3D geolocation and PNT technology. Powered by low-band licensed spectrum, NextNav's positioning and timing technologies deliver accurate, reliable, and resilient 3D PNT solutions for critical infrastructure, GPS resiliency and commercial use cases.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

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Source: NN-FIN

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the approval by the FCC of the transfer of the licenses, closing of the transactions described herein, the achievement of certain FCC-related milestones, the ability to realize the broader spectrum capacity and the advancement of NextNav’s PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the risk that the requisite regulatory approvals are not obtained and the closing of the transaction does not occur; (2) the risk that the consummation of the transactions disrupts current plans and operations of NextNav; (3) the ability to recognize the anticipated benefits of the transactions, which may be affected by, among other things, competition, the ability of NextNav to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) costs related to the transactions; (5) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in other documents filed with the SEC by NextNav. New risks and uncertainties arise from time to time, and it is impossible for NextNav to predict these events or how they may affect the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com

212-446-1875

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NextNav Inc.

Consolidated Balance Sheets

(UNAUDITED)

	December 31,
	2023	2022
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$81,878	$47,230
Short Term Investment	3,954	8,216
Accounts Receivable	2,332	2,168
Other current assets	3,056	3,576
Total current assets	$91,220	$61,190
Network under construction	1,676	3,574
Property and equipment, net of accumulated depreciation of $9,724 and $5,971 at December 31, 2023 and 2022, respectively	19,885	19,180
Operating lease right-of-use assets	19,267	10,143
Goodwill	17,977	17,493
Intangible assets, net	10,625	10,397
Other assets	1,508	1,811
Total assets	$162,158	$123,788

Liabilities, preferred interests, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$391	$1,019
Accrued expenses and other current liabilities	6,592	5,241
Short term lease liabilities - operating	2,523	2,532
Deferred revenue	297	95
Total current liabilities	$9,803	$8,887

Warrants	7,053	4,200
Long-term lease liabilities - Operating	15,145	5,290
Other long-term liabilities	1,614	1,547
Long-term debt, net of debt issuance cost and discount	48,447	—
Total liabilities	$82,062	$19,924

Stockholders’ equity (deficit):
Common Stock, authorized 500,000,000 shares; 111,260,257 and 106,418,442 shares issued and 111,132,222 and 106,417,265 shares outstanding at December 31, 2023 and 2022, respectively	$12	$12
Additional paid-in capital	837,416	787,130
Accumulated other comprehensive income	2,198	1,371
Accumulated deficit	(760,227)	(688,492)
Common stock in treasury, at cost, 128,035 and 1,177 shares at December 31, 2023 and December 31, 2022, respectively	(665)	(4)
Total stockholders’ equity (deficit)	$78,734	$100,017
Non-controlling interests	1,362	3,847
Total liabilities, preferred interests, stockholders’ equity (deficit) and non-controlling interests	$162,158	$123,788

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NextNav INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Year Ended December 31,
	2023	2022
	(in thousands, except per share amounts)
Revenue	$3,862	$3,926
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	12,743	11,806
Research and development	19,503	17,059
Selling, general and administrative	30,324	36,926
Depreciation and amortization	4,821	3,671
Total operating expenses	$67,391	$69,462
Operating loss	(63,529)	(65,536)
Other income (expense):
Interest income (expense)	(3,664)	901
Change in fair value of warrants	(4,101)	24,675
Other loss, net	(220)	(184)
Loss before income taxes	$(71,514)	$(40,144)
Benefit (Provision) for income taxes	(221)	28
Net loss	$(71,735)	$(40,116)
Foreign currency translation adjustment	827	1,492
Comprehensive loss	$(70,908)	$(38,624)
Net loss	$(71,735)	$(40,116)
Net loss attributable to common stockholders	$(71,735)	$(40,116)
Weighted average of shares outstanding – basic and diluted	107,972	101,029
Net loss attributable to common stockholder per share – basic and diluted	$(0.66)	$(0.40)

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 NextNav INC.

Consolidated Statements of Cash Flows

(UNAUDITED)

	Year Ended December 31,
	2023	2022
	(in thousands)
Operating activities
Net loss	$(71,735)	$(40,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,821	3,671
Equity-based compensation	21,838	26,501
Change in fair value of warrant liability	4,101	(24,675)
Realized and unrealized gain on marketable securities	(546)	(72)
Equity method investment loss	191	230
Asset retirement obligation accretion	66	56
Amortization of debt issuance costs and discount	3,151	—
Changes in operating assets and liabilities:
Accounts receivables	(164)	(428)
Other current assets	537	593
Other assets	119	161
Accounts payable	(627)	486
Deferred revenue	202	(1,537)
Accrued expenses and other liabilities	1,884	(2,501)
Operating lease right-of-use assets and liabilities	722	536
Net cash used in operating activities	$(35,440)	$(37,095)

Investing activities
Capitalization of costs and purchases of network assets, property, and equipment	(2,751)	(2,964)
Purchase of equity method investments	—	(1,125)
Purchase of marketable securities	(37,441)	(13,644)
Sale and maturity of marketable securities	42,249	5,500
Purchase of business, net of cash acquired	—	(2,890)
Purchase of internal use software	(983)	(613)
Net cash provided by (used in) investing activities	$1,074	$(15,736)

Financing activities
Proceeds from debt	70,000	—
Payments towards debt issuance cost	(1,861)	—
Payments towards debt	(110)	(17)
Proceeds from exercise of stock option	73	57
Proceeds from exercise of warrants	882	—
Proceeds from issuance of common stock	—	7
Purchase of common stock (withholding taxes)	—	(4)
Net cash provided by financing activities	$68,984	$43
Effect of exchange rates on cash and cash equivalents	30	(58)
Net increase (decrease) in cash and cash equivalents	34,648	(52,846)
Cash and cash equivalents at beginning of period	47,230	100,076
Cash and cash equivalents at end of period	$81,878	$47,230

Non-cash investing and financing activities
Common stock issued in acquisition of business	$—	$13,888
Capital expenditure included in Accrued expenses and other current liabilities	$285	$605
Reclassification of warrant liability to common stock warrants	$1,248	$—
Issuance of warrants	$22,843	$—
Interest paid in shares	$1,888	$—
Interest paid in cash	$1,808	$—
Income taxes paid, net	$147	$—

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